 Exhibit 99.1

FOR IMMEDIATE RELEASE

Talecris Shareholders Approve Merger with Grifols During Special Meeting of
Shareholders
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Research Triangle Park, N.C. – Feb. 14, 2011 -- Talecris Biotherapeutics Holdings Corp. (NASDAQ: TLCR) announced today that its shareholders voted to approve the company’s proposed merger with Grifols S.A. at a special meeting of shareholders. The preliminary tabulation indicates that approximately 86 percent of the outstanding shares were voted in favor of the transaction. Closing of the transaction remains subject to resolution of the review by the Federal Trade Commission (FTC). As the acquirer, Grifols agreed to provide written notice to the FTC staff at least thirty days prior to closing the Talecris-Grifols merger and, in any event, not to close the Talecris-Grifols merger until after 11:59 p.m. on March 20, 2011. There can be no assurance that Grifols will reach resolution with the FTC by March 20, 2011.

About Talecris Biotherapeutics: Inspiration. Dedication. Innovation.

Talecris Biotherapeutics is a global biotherapeutic and biotechnology company that discovers, develops and produces critical care treatments for people with life-threatening disorders in a variety of therapeutic areas including immunology, pulmonology, neurology and hemostasis. For more information, please visit: www.talecris.com

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Contact:

Talecris Investor Relations

Drayton Virkler, 919-316-2356

drayton.virkler@talecris.com

Talecris Corporate Communications

Becky Levine, 919-316-6590

becky.levine@talecris.com